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                                                                   EXHIBIT 23.4

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Joint Proxy Statement/Prospectus of Cell Genesys, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 27, 1997 with respect to the consolidated financial statements of Cell Genesys, Inc. in its Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Palo Alto, California
April 25, 1997